Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 8th day of February, 2024.

Kamal Seyed Ghaffarian

/s/ Kamal Seyed Ghaffarian

Ghaffarian Enterprises, LLC

By:	/s/ Kamal Seyed Ghaffarian
Name:	Kamal Seyed Ghaffarian
Title:	Trustee of the Sole Member

Intuitive Machines KG Parent, LLC

By:	/s/ Kamal Seyed Ghaffarian
Name:	Kamal Seyed Ghaffarian
Title:	Trustee of the Sole Managing Member

GM Enterprises, LLC

By:	/s/ Kamal Seyed Ghaffarian
Name:	Kamal Seyed Ghaffarian
Title:	Trustee of the Sole Managing Member